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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements No. 333-122905, No. 333-152027, No. 333-160344, and No. 333-167678 on Form S-8 of our reports dated March 16, 2011, relating to the consolidated financial statements and financial statement schedules of GFI Group Inc., and the effectiveness of GFI Group Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of GFI Group Inc. for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP
New York, New York
March 16, 2011

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM